Exhibit 15.12

Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on Form 20-F, the inclusion of our reports dated January 31, 2015 herein, and to the incorporation by reference in any Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

RPS

By:	/s/ Debbie Perkins
	Name:	Debbie Perkins
	Title:	Vice President

Houston, Texas

March 31, 2015